AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                ON JUNE 10, 2002


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant To Section 14(a) of the
                        Securities Exchange Act of 1934

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                           VESTCOM INTERNATIONAL, INC.
     _______________________________________________________________________
                (Name of Registrant as Specified in its Charter)


                            V INVESTMENT PARTNERS LLC
     _______________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

FOR IMMEDIATE RELEASE                                 CONTACT:
Monday, June 10, 2002                                 V Investment Partners LLC
                                                      Timothy Brog, Manager
                                                      (212) 557-6143


                ISS RECOMMENDS VOTE FOR VIPS SLATE OF DIRECTORS

         New York, NY - V Investment Partners LLC (VIP) announced today that Institutional Shareholder Services (ISS), widely recognized as the leading independent proxy advisory firm, has recommended that shareholders of Vestcom International, Inc. (NASDAQ - VESC) vote FOR VIP's slate of director nominees at Vestcom's Annual Meeting scheduled to be held on June 21, 2002.

         In reaching its decision to recommend a vote FOR the VIP slate, ISS noted that VIP's directors "would aggressively and proactively pursue the goals of exploring a sale, improving Vestcom's communications with current and potential shareholders and attracting new investors." In addition, ISS stated that VIP's "slate would provide needed oversight of management."

         ISS went on to point out that VIP's slate "would bring a fresh and unquestioned commitment to exploring all of the Company's alternatives to the Board." With respect to Vestcom, ISS stated that "management has had a fair amount of time since 2000 to show shareholders that its strategy will improve shareholder value. Since that has not been the case, a change in Vestcom's Board is warranted."

         Commenting on the report, Timothy Brog, Manager of VIP, said, "ISS demonstrated professionalism, independence and thoroughness in their review process. We are very pleased ISS concluded that VIP's nominees offered the best solution to maximize value for shareholders and Vestcom, and has recommended that shareholders vote for VIP's slate of directors."

         Mr. Brog concluded by stating that "Our present concern is that with ISS's recommendation in favor of VIP's nominees and the current sentiment of many Vestcom Shareholders that IT IS TIME FOR A CHANGE, that the current Board of Directors will sell Vestcom at a fire sale price prior to the conclusion of this proxy contest in order to avoid losing."

         VIP urges all shareholders to vote for the VIP slate as soon as possible by signing and mailing in their GOLD proxy card and discarding the WHITE proxy card mailed by the current Board of Vestcom. For more information, shareholders can call Timothy Brog at (212) 557-6143 or the Company's proxy solicitor, D.F. King & Co. Inc. toll-free at (800) 207-3156.

                                    * * * * *

         V Investment Partners LLC is a Delaware Limited Liability Company whose sole purpose is to invest in Vestcom International, Inc.

         This press release may contain "forward looking statements" within the meaning of the federal securities laws and, as such, concerns matters that are not historical facts. These statements are subject to risks and uncertainties that could cause the actual results to differ materially from those expressed in such statements. Permission to use quoted materials from the ISS report was neither sought nor obtained.